UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2017

SPANISH BROADCASTING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 N.W. 77th Avenue, Miami, Florida	33166
(Address of principal executive offices)	(Zip Code)

(305) 441-6901

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

On April 3, 2017, Spanish Broadcasting System, Inc. (the "Company"), received a written notice from OTC Markets ("OTC"), advising us that our market capitalization had stayed below $5 million for more than 30 consecutive calendar days (the “Rule”) and that it no longer met the Standards for Continued Qualification for the OTCQX® Best Market (U.S. Tier) (“OTCQX U.S.”) as per the OTCQX Rules for U.S. Companies.  OTC further notified us that a cure period of 180 calendar days to regain compliance had begun, during which the minimum criteria must be met for 10 consecutive trading days.  The 180-calendar day grace period was set to expire on September 30, 2017.  If the Company's market capitalization had not been at or above $5 million for 10 consecutive trading days by that time, then its Class A common stock would be moved from OTCQX U.S. to OTC Pink.

On July 20, 2017, the Company received notification from the OTC that it had regained compliance with the minimum market capitalization standard of $5 million for a minimum of 10 consecutive trading days as set forth by OTCQX Rules for U.S. Companies.  Accordingly, the Company has regained compliance with the Rule and will continue to be listed on the OTCQX.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC. (Registrant)

July 27, 2017	By:	/s/ Joseph A. García
Joseph A. García
Chief Financial Officer, Chief Administrative Officer, Senior Executive Vice President and Secretary